Exhibit 10(e)(2)
Form — UK
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT FOR EMPLOYEES IN THE UNITED KINGDOM
RESTRICTED STOCK GRANTED
TO [Grantee’s Name] ON [Grant Date]
The Scotts Miracle-Gro Company (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted the UK Sub-Plan (the “Sub-Plan”) under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (“Plan”) through which key employees, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
     - Read the Plan, this Award Agreement and the Plan Prospectus, as supplemented, carefully; and
- Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: [Title]
14111 Scottslawn Road
Marysville, Ohio 43041
Also, no later than [Date 30 Days After Grant Date], you must return a signed copy of this Award Agreement to:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]
Scotts RS Agreement — UK

1. DESCRIPTION OF YOUR RESTRICTED STOCK
You have been granted [Number of Common Shares] Shares of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement. Until the Period of Restriction (as described below) lapses, your Restricted Stock will be subject to a risk of forfeiture and you may not sell or transfer your Shares of Restricted Stock. Your Restricted Stock will be held in escrow until it is distributed or forfeited, as described below.
2. PERIOD OF RESTRICTION
Subject to the terms of the Plan and this Award Agreement (including Section 3), the restrictions imposed on your Restricted Stock normally will lapse if you are actively employed by the Company or any Subsidiary or Affiliate on [Vesting Date] (the “Vesting Date”). If all applicable terms and conditions have been satisfied, your Restricted Stock will be released from escrow and distributed to you as soon as administratively practicable, but no later than 60 days, after the Vesting Date.
3. GENERAL TERMS AND CONDITIONS
     (a) YOU WILL FORFEIT YOUR RESTRICTED STOCK IF YOU TERMINATE. Normally, your Restricted Stock will be settled on the Vesting Date. However, the Shares of Restricted Stock will be forfeited if you Terminate for any reason before the Vesting Date. For purposes of this Award Agreement, “Terminate” (or any form thereof) means cessation of the employee-employer relationship between you and the Company and all Affiliates and Subsidiaries for any reason.
     (b) CHANGE IN CONTROL. Normally, your Restricted Stock will vest only under the circumstances described in Section 2. However, if there is a Change in Control, your Restricted Stock may vest earlier. You should read the Plan carefully to ensure that you understand how this may happen.
     (c) DATA PRIVACY. Information about you and your participation in the Plan (i.e., your name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of the Restricted Stock or other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor) may be collected, recorded, held, used and disclosed by the Company, and the [Third Party Administrator] for any purpose related to the administration of the Plan. You understand that the Company and its Subsidiaries or Affiliates may transfer such information to any third party administrators, regardless of whether such persons are located within your country of residence, the European Economic Area or in countries outside of the European Economic Area, including the United States of America. You consent to the processing of information relating to you and your participation in the Plan in any one or more of the ways referred to above. This consent may be withdrawn at any time in writing by sending a declaration of withdrawal to the [Third Party Administrator].
     (d) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
Scotts RS Agreement — UK

     (e) RIGHTS BEFORE YOUR RESTRICTED STOCK VESTS. During the Period of Restriction (even though your Restricted Stock is held in escrow until it is settled or forfeited):
     (i) You may exercise any voting rights associated with the Shares of Restricted Stock while it is held in escrow.
     (ii) You will be entitled to receive any dividends paid with respect to the Shares of Restricted Stock, although these dividends will be delivered only in Shares and will be held in escrow and subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid under this Award Agreement. A reasonable rate of interest, as determined by the Committee in its sole discretion, will be credited to you and held in escrow during the Period of Restriction with respect to any such cash dividends that are declared and paid during the period beginning on [Grant Date] and ending on the Vesting Date and will be delivered in Shares. At the end of the Period of Restriction, any such dividends and interest thereon will be distributed to you in accordance with Section 2 of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan.
     (f) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any Restricted Stock that is vested before you die but settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (g) TRANSFERRING YOUR RESTRICTED STOCK. Normally your Restricted Stock may not be transferred to another person. However, as described in Section 3(f), you may complete a Beneficiary Designation Form to name the person to receive any Restricted Stock that is vested before you die but settled after you die. Also, the Committee may allow you to place your Restricted Stock into a trust established for your benefit or the benefit of your family, but the beneficiaries of any such trust cannot extend beyond the restricted class of beneficiaries in Section 15 of the Plan (as amended by the Sub-Plan). Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.
     (h) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     (i) OTHER AGREEMENTS. Your Restricted Stock will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (j) ADJUSTMENTS TO YOUR RESTRICTED STOCK. Subject to the terms of
Scotts RS Agreement — UK

the Plan, your Restricted Stock will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your Restricted Stock will be adjusted to reflect a stock split).
     (k) OTHER RULES. Your Restricted Stock is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the grant of Restricted Stock under this Award Agreement.
4. YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
     (a) Copies of the Plan and the Plan Prospectus have been made available to you;
     (b) You understand and accept the terms and conditions of your Award; and
     (c) You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By:	By:

Date signed:

[Name of Company Representative] [Title of Company Representative]
Date signed:

Scotts RS Agreement — UK

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